Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of TAT Technologies Ltd. of our report dated March 18, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in TAT Technologies Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Kesselman & Kesselman

Kesselman & Kesselman

Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited

Tel Aviv, Israel

November 2, 2026